UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (date of earliest event reported): October 07, 2024

ZRCN Inc.

(Exact name of Registrant as specified in its charter)

Delaware	000-56380	83-2756695
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1580 Dell Avenue, Campbell, CA. 95008.

(Address of principal executive offices and zip code)

(408) 963-4550

Registrant’s telephone number, including area code:

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered under Section 12(b) of the Exchange Act: None

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Securities registered under Section 12(g) of the Exchange Act:

Common Stock, par value $0.0001 per share

(Title of class)

Item 5.02 - Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 7, 2024, the Company appointed Brian P. Wong as a Director of the Company. Mr. Wong does not have any family relationship with any Director, executive officer or person nominated or chosen by the Company to become a director or executive officer of the Company. There is no understanding or arrangement between Mr. Wong and any other person pursuant to which he was selected as a Director of the Company. There are no transactions in which Mr. Wong has an interest requiring disclosure under Item 404(a) of Regulation S-K.

Mr. Wong, an experienced technology CEO and executive, currently serves on the Boards of Directors of, or is an executive in, a number of companies, including the following: a) Board member of Terraline Trucks, Inc. headquartered in Fremont California, which is dedicated to building a revolutionary electric battery, long-haul (500+ miles), Class-8 heavy truck that supports any driver, human or autonomous; b) President of Zelos Energy, headquartered in San Leandro, California, where he is overseeing development of low cost, long life, and eco-friendly rechargeable Zinc Batteries addressing renewable energy storage applications and providing advice on strategy, scale-up, strategic partnering and fundraising; c) President of Moso4 Advisory, Inc. headquartered in Rancho Palos Verdes, California, through which he provides strategic advisory and consulting for technology companies and Venture Capital investors; d) Board member of Lemurian Labs headquartered in Menlo Park, California, and Chairman of its Audit and Compensation Committee. Lemurian is developing an ultra-low power, high performance AI software stack and new co-processor based on a proprietary log arithmetic, resulting in much higher efficiencies and lower latency for hyperscaler cloud and edge computing, and e) Managing Director of Pantek Securities headquartered in San Juan, Puerto Rico. Pantek Securities is an investment banking firm focused on energy, deep technology and hard technology sectors. Pantek Securities provides private placement, Merger and Acquisition services and Mr. Wong is FINRA Registered (CDR # 7630684).

In addition to the above cited positions, Mr. Wong has served as a Director on numerous for profit and Not-for-profit Boards since 1995. He received a BSEE (with honors) in 1983 from the University of California, Los Angeles, an MSEE in Electro-Physics in 1986 from the University of Southern California and in 1992 completed the Graduate Management Program (LEAP) at the UCLA Anderson School of Management. During his career he has participated in various Professional Societies and Activities, authored a technical textbook and other publications and received a number of awards including a data timing and recovery patent.

Mr. Wong will receive $7,200.00 per calendar quarter, to serve as a Director of the Company (pro rated for service that is less than a full calendar quarter), plus the grant of a non-qualified option to purchase 48,000 shares of Common Stock of the Company that will vest on the last business day of September, 2025, and be exercisable, subject to certain conditions, to October 1, 2029.

Attached as Exhibit 10.1 is a copy of Mr. Wong’s Board of Director Agreement with the Company.

Exhibit No.	Description
10.1	Board of Director Agreement, dated October 01, 2024, by and between ZRCN Inc . and Brian P. Wong
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ZRCN Inc.

Date: October 11, 2024	By:	/s/ Jeff Parsons
Jeff Parsons
Chief Financial Officer